Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, as officers and directors of Bunzl plc (the “Company”) hereby nominates, constitutes and appoints each of Anthony John Habgood, Michael James Roney, Brian Michael May and Paul Nicholas Hussey, our true and lawful attorneys-in-fact and agents, each of them with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Bunzl plc to comply with the Securities Act of 1933, as amended (the “1933 Act”) and the Securities Exchange Act of 1934 (the “1934 Act”) and any requirements of the Securities and Exchange Commission (the “Commission”) or the New York Stock Exchange (“NYSE”) in connection with the delisting of the Company from the NYSE and the deregistration and termination of its reporting requirements under the Exchange Act including:

1.
To cause to be prepared, executed and filed with the Commission, under the Exchange Act, the Form 15F, including all exhibits thereto, relating to the delisting and deregistration, and to do such other acts or things and execute such other documents as attorneys-in-fact and agents may deem necessary or desirable to cause such forms or documents, as amended and supplemented, to comply with the Exchange Act and the rules and regulations thereunder, and to become effective under the Exchange Act and such rules and regulations,

2.
To take all actions to terminate the listing of the Company’s ADSs on the NYSE, including but not limited to causing to be prepared, executed and filed or furnished written notice to the NYSE, notice to the public through a press release, and each of a Form 6-K and a Form 25 with the Commission,

3.	To cause to be prepared, executed and filed an amendment to each of the Depositary Agreement and the Form F-6 (File No. 333-9536) and to take any and all further actions in connection therewith,

4.
To cause to be prepared, executed and filed with the Commission an amendment to each registration statement on Form S-8 (File No. 333-125301, File No. 333-93615 and File No. 333-86339) and to take any and all further actions in connection therewith,

5.
To cause to be prepared and executed any and all applications, registration statements, notices, certificates or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, including specifically but without limitation, power and authority to sign the name of the undersigned to such documents and forms, and any amendments to such documents and forms (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the relevant authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned hereby ratifies and confirms and agrees to ratify and confirm everything said attorney-in-fact may do by virtue of this instrument.

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this power of attorney in the capacities and as of the 16th day of May, 2007.

/s/ A.J. Habgood	/s/ M.J. Roney
Name: A.J. Habgood	Name: M.J. Roney
Title: Chairman	Title: Chief Executive Officer

/s/ J.F. Harris	/s/ C.A. Banks
Name: J.F. Harris	Name: C.A. Banks
Title: Senior Independent Non-executive Director	Title: Non-executive Director

/s/ P.L. Larmon	/s/ B.M. May
Name: P.L. Larmon	Name: B.M. May
Title: President and Chief Executive Officer, North America	Title: Finance Director

/s/ P.W. Johnson	/s/ U. Wolters
Name: P.W. Johnson	Name: U. Wolters
Title: Non-executive Director	Title: Non-executive Director

/s/ B.M. May
Name: B.M. May
Title: Authorized U.S. Representative, Director